Exhibit 99.1

Jessica Hansen, Director of Investor Relations
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
November 11, 2011
D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2011 RESULTS AND DECLARES QUARTERLY DIVIDEND
     FORT WORTH, TEXAS — D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported net income for its fourth fiscal quarter ended September 30, 2011 of $35.7 million, or $0.11 per diluted share. The quarterly results included $12.8 million in pre-tax charges to cost of sales for inventory impairments and land option cost write-offs. In the same quarter of fiscal 2010, the net loss was $8.9 million, or $0.03 per diluted share, which included $30.8 million in pre-tax charges for inventory impairments and land option cost write-offs. Homebuilding revenue for the fourth quarter of fiscal 2011 totaled $1.1 billion, compared to $925.7 million in the same quarter of fiscal 2010. Homes closed in the quarter totaled 4,987, compared to 4,281 homes in the same quarter of fiscal 2010.
     For the fiscal year ended September 30, 2011, the Company reported net income of $71.8 million, or $0.23 per diluted share. The fiscal year results included $45.4 million in pre-tax charges to cost of sales for inventory impairments and land option cost write-offs and a tax benefit of $59.7 million. For fiscal 2010, net income was $245.1 million, or $0.77 per diluted share, which included $64.7 million in pre-tax charges for inventory impairments and land option cost write-offs and a tax benefit of $145.6 million. Homebuilding revenue for fiscal 2011 totaled $3.5 billion, compared to $4.3 billion for fiscal 2010. Homes closed in fiscal 2011 totaled 16,695 homes, compared to 20,875 homes in fiscal 2010.
     Net sales orders for the fourth quarter ended September 30, 2011 totaled 4,241 homes ($927.6 million), compared to 3,979 homes ($817.5 million) in the same quarter of fiscal 2010. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2011 was 29%. Net sales orders for fiscal 2011 were 17,421 homes ($3.7 billion), compared to 19,375 homes ($4.0 billion) for fiscal 2010. The Company’s sales order backlog of homes under contract at September 30, 2011 was 4,854 homes ($1.0 billion), compared to 4,128 homes ($850.8 million) at September 30, 2010.
     During the fourth quarter, the Company paid at maturity the remaining principal amount of $106.1 million of its 7.875% senior notes and also repurchased a total of $77.1 million principal amount of its outstanding senior notes. Fiscal 2011 homebuilding debt maturities, repurchases and redemptions totaled $495.4 million. The company ended its fiscal year with $1.0 billion of homebuilding unrestricted cash and marketable securities and net homebuilding debt to total capital of 18.0%. Net homebuilding debt to total capital consists of homebuilding notes payable net of cash and marketable securities divided by total equity plus homebuilding notes payable net of cash and marketable securities.
     The Company has declared a quarterly cash dividend of $0.0375 per share. The dividend is payable on December 13, 2011 to stockholders of record on December 2, 2011.
     Donald R. Horton, Chairman of the Board, said, “Our strategy to open new communities for first-time and move-up buyers, improve gross margins, adjust our overhead and reduce interest expense led to our second consecutive year of profitability, despite continued challenging market conditions. In fiscal 2011, we reduced our homebuilding SG&A expense by $43 million and our homebuilding interest expensed directly and amortized to cost of sales by $67 million. Positive sales comparisons in our third and fourth quarters contributed to an 18% increase in our sales order backlog, positioning us for a stronger start to fiscal 2012. We will continue to control our construction costs, SG&A and inventory levels, while maintaining our strong balance sheet and liquidity, and we look forward to another year of profitability in fiscal 2012.”
     The Company will host a conference call today (Friday, November 11th) at 11:00 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from www.drhorton.com on the “Investors” page.

     D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, based on its 16,695 homes closed in the twelve-month period ended September 30, 2011. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 73 markets in 25 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $600,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.
     Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our 18% increase in our sales order backlog positions us for a stronger start to fiscal 2012. The forward-looking statements also include that we will continue to control our construction costs, SG&A and inventory levels, while maintaining our strong balance sheet and liquidity and that we look forward to another year of profitability in fiscal 2012. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the continuing downturn in the homebuilding industry, including further deterioration in industry or broader economic conditions; the continuing constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; the reduction in availability of mortgage financing, increases in mortgage interest rates and the effects of government programs; the limited success of our strategies in responding to adverse conditions in the industry; the impact of an inflationary or deflationary environment; changes in general economic, real estate and other business conditions; the risks associated with our inventory ownership position in changing market conditions; supply risks for land, materials and labor; changes in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; the uncertainties inherent in home warranty and construction defect claims matters; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within our industry;

our ability to effect any future growth strategies successfully; our ability to realize our deferred income tax asset; and our ability to utilize our tax losses, which could be substantially limited if we experienced an ownership change as defined in the Internal Revenue Code. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K, and our most recent quarterly report on Form 10-Q, both which are filed with the Securities and Exchange Commission.
WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2011	2010
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$715.5	$1,282.6
Marketable securities, available-for-sale	297.6	297.7
Restricted cash	49.1	53.7
Inventories:
Construction in progress and finished homes	1,369.2	1,286.0
Residential land and lots — developed and under development	1,370.7	1,406.1
Land held for development	709.8	749.3
Land inventory not owned	—	7.6

	3,449.7	3,449.0
Income taxes receivable	12.4	16.0
Deferred income taxes, net of valuation allowance of $848.5 million and $902.6 million at September 30, 2011 and 2010, respectively	—	—
Property and equipment, net	57.6	60.5
Other assets	398.4	434.8
Goodwill	15.9	15.9

	4,996.2	5,610.2

Financial Services:
Cash and cash equivalents	17.1	26.7
Mortgage loans held for sale	294.1	253.8
Other assets	51.0	47.9

	362.2	328.4

	$5,358.4	$5,938.6

LIABILITIES
Homebuilding:
Accounts payable	$154.0	$135.1
Accrued expenses and other liabilities	829.8	957.2
Notes payable	1,588.1	2,085.3

	2,571.9	3,177.6

Financial Services:
Accounts payable and other liabilities	46.5	51.6
Mortgage repurchase facility	116.5	86.5

	163.0	138.1

	2,734.9	3,315.7

EQUITY
Common stock	3.2	3.2
Additional paid-in capital	1,917.0	1,894.8
Retained earnings	834.6	810.6
Treasury stock, at cost	(134.3)	(95.7)
Accumulated other comprehensive income	0.1	0.3

	2,620.6	2,613.2
Noncontrolling interests	2.9	9.7

	2,623.5	2,622.9

	$5,358.4	$5,938.6

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$1,073.7	$921.1	$3,542.3	$4,302.3
Land/lot sales	0.4	4.6	7.3	7.4

	1,074.1	925.7	3,549.6	4,309.7

Cost of sales:
Home sales	901.1	764.7	2,971.0	3,558.3
Land/lot sales	0.2	2.4	6.9	4.6
Inventory impairments and land option cost write-offs	12.8	30.8	45.4	64.7

	914.1	797.9	3,023.3	3,627.6

Gross profit:
Home sales	172.6	156.4	571.3	744.0
Land/lot sales	0.2	2.2	0.4	2.8
Inventory impairments and land option cost write-offs	(12.8)	(30.8)	(45.4)	(64.7)

	160.0	127.8	526.3	682.1

Selling, general and administrative expense	124.2	122.1	480.0	523.2
Interest expense	9.5	17.0	50.5	86.3
Loss (gain) on early retirement of debt, net	0.1	(1.8)	10.8	4.9
Other (income)	(1.2)	(3.0)	(8.0)	(10.4)

Operating income (loss) from Homebuilding	27.4	(6.5)	(7.0)	78.1

Financial Services:
Revenues, net of recourse and reinsurance expense	24.2	22.7	87.2	90.5
General and administrative expense	20.0	19.9	76.3	77.2
Interest expense	0.6	0.5	1.4	1.9
Interest and other (income)	(2.8)	(2.5)	(9.6)	(10.0)

Operating income from Financial Services	6.4	4.8	19.1	21.4

Income (loss) before income taxes	33.8	(1.7)	12.1	99.5
Income tax (benefit) expense	(1.9)	7.2	(59.7)	(145.6)

Net income (loss)	$35.7	$(8.9)	$71.8	$245.1

Other comprehensive income (loss), net of income tax:
Unrealized (loss) gain related to available-for-sale securities	(0.2)	0.2	(0.2)	0.3

Comprehensive income (loss)	$35.5	$(8.7)	$71.6	$245.4

Basic:
Net income (loss) per share	$0.11	$(0.03)	$0.23	$0.77

Weighted average number of common shares	316.0	318.5	318.3	318.1

Diluted:
Net income (loss) per share	$0.11	$(0.03)	$0.23	$0.77

Adjusted weighted average number of common shares	316.2	318.5	318.5	318.6

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$25.1	$26.4	$90.8	$122.1

Depreciation	$5.0	$4.8	$19.9	$18.4

Interest incurred	$30.3	$36.8	$131.6	$175.1

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Fiscal Year Ended
	September 30,
	2011	2010
	(In millions)
Operating Activities
Net income	$71.8	$245.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19.9	18.4
Amortization of discounts and fees	37.2	30.8
Stock based compensation expense	14.2	13.3
Income tax benefit from stock option exercises	—	(2.8)
Loss on early retirement of debt, net	10.8	4.9
Gain on sale of marketable securities	(0.1)	—
Inventory impairments and land option cost write-offs	45.4	64.7
Changes in operating assets and liabilities:
(Increase) decrease in construction in progress and finished homes	(91.4)	156.0
Decrease (increase) in residential land and lots — developed, under development, and held for development	16.9	(11.2)
Decrease in other assets	28.7	2.5
Decrease in income taxes receivable	3.6	277.1
Increase in mortgage loans held for sale	(40.3)	(33.0)
Decrease in accounts payable, accrued expenses and other liabilities	(101.8)	(56.4)

Net cash provided by operating activities	14.9	709.4

Investing Activities
Purchases of property and equipment	(16.3)	(19.2)
Purchases of marketable securities	(300.1)	(328.0)
Proceeds from the sale or maturity of marketable securities	292.5	27.7
Decrease in restricted cash	4.6	1.5

Net cash used in investing activities	(19.3)	(318.0)

Financing Activities
Proceeds from notes payable	30.0	17.8
Repayment of notes payable	(519.3)	(1,019.9)
Proceeds from stock associated with certain employee benefit plans	3.4	7.6
Income tax benefit from stock option exercises	—	2.8
Cash dividends paid	(47.8)	(47.7)
Purchase of treasury stock	(38.6)	—

Net cash used in financing activities	(572.3)	(1,039.4)

Decrease in Cash and Cash Equivalents	(576.7)	(648.0)
Cash and cash equivalents at beginning of year	1,309.3	1,957.3

Cash and cash equivalents at end of year	$732.6	$1,309.3

D.R. HORTON, INC.
($’s in millions)
NET SALES ORDERS

	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2011		2010		2011		2010
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	509	$126.2	445	$101.5	2,066	$482.6	2,027	$469.0
Midwest	247	69.8	224	62.6	1,005	272.0	1,045	296.0
Southeast	998	195.2	733	139.1	4,019	776.1	3,892	728.7
South Central	1,498	270.5	1,546	261.7	6,169	1,092.2	7,375	1,273.4
Southwest	352	66.1	398	72.5	1,284	239.6	1,785	315.3
West	637	199.8	633	180.1	2,878	865.1	3,251	928.6

	4,241	$927.6	3,979	$817.5	17,421	$3,727.6	19,375	$4,011.0

HOMES CLOSED

	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2011		2010		2011		2010
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	557	$129.5	484	$110.5	1,932	$438.4	2,114	$492.2
Midwest	264	74.9	247	71.8	964	261.5	1,187	330.9
Southeast	1,089	212.0	901	171.5	3,546	691.8	4,049	745.2
South Central	1,862	328.4	1,534	267.3	6,150	1,080.0	8,046	1,378.8
Southwest	366	70.7	316	58.1	1,263	234.8	1,872	329.7
West	849	258.2	799	241.9	2,840	835.8	3,607	1,025.5

	4,987	$1,073.7	4,281	$921.1	16,695	$3,542.3	20,875	$4,302.3

SALES ORDER BACKLOG

	As of September 30,
	2011		2010
	Homes	Value	Homes	Value
East	606	$147.6	472	$103.4
Midwest	288	80.6	247	70.1
Southeast	1,285	246.9	812	162.5
South Central	1,710	309.5	1,691	297.3
Southwest	426	76.6	405	71.9
West	539	175.0	501	145.6

	4,854	$1,036.2	4,128	$850.8